Exhibit 16.1
McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen, LLP
15 South Old State Capitol Plaza, Ste. 200
Springfield, IL 62701-1510
P.O. Box 159, Springfield, IL 62705-0159
January 18, 2007	0 217.789.7700 F 217.753.1654
www.mcgladrey.com
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Synergetics USA, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on January 11, 2007 and its Form 8-K/A filed on January 18, 2007, and we agree with such statements concerning our firm.
/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP
McGladrey & Pullen, LLP is a member firm of RSM International —
an affiliation of separate and independent legal entities.